UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2017

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Non-Employee Director Compensation Policy

On January 18, 2017, Board of Directors of NeoPhotonics Corporation (the “Company”) approved several changes to the Company’s non-employee director compensation policy, effective January 2017.  Such changes were recommended to the Board of Directors by the Compensation Committee of the Board.  As updated, the policy provides the following compensation package for the Company’s non-employee directors.

Cash Compensation.

Annual retainer	$42,500
Additional retainer Audit Committee chair	20,000
Additional retainer Audit Committee member	10,000
Additional retainer Compensation Committee chair	15,000
Additional retainer Compensation Committee member	5,500
Additional retainer Nominating and Corporate Governance Committee chair	10,000
Additional retainer Nominating and Corporate Governance Committee member	4,600
Additional retainer for Lead Independent Director	7,500
Additional payment for Technical Advisory Board per regular meeting	2,500	(1)

(1)	If meeting requires one day or more of travel, then amount paid will be $5,000.

Equity Compensation. The Company’s non-employee director compensation policy provides that on the date of each annual stockholders’ meeting, each non-employee director will receive (A) a grant of an option to purchase that number of shares of the Company’s common stock with a target value equal to (1) $37,500 (for 2017) and $47,000 (for 2018 and thereafter), which shall vest ratably over 12 months and (B) a grant of restricted stock units covering that number of shares of the Company’s common stock equal to (1) $37,500 (for 2017) and $47,000 (for 2018 and thereafter) divided by (2) the fair market value of a share of the Company’s common stock on the date of such grant, which shall vest on the 12 month anniversary of the date of grant. Each of the option grants shall have an exercise price equal to the fair market value of the Company’s common stock on the date of grant. Target value for the stock option grants will be calculated using a Black-Scholes model and based on a 30-day trading average (ending the day before the grant date).

ITEM 8.01     OTHER EVENTS

In connection with the changes to the Company’s non-employee director compensation policy, the Board of Directors also approved amendments to the Company’s Corporate Governance Standards to revise director stock ownership guidelines. The revised director stock ownership guidelines provide that non-employee directors are expected to have an ownership interest in the Company’s common stock with a value equal to at least three times the value of the annual cash retainer.  Non-employee directors have a three year period from either (i) January 1, 2017 or (ii) the date such non-employee director joins the Board, whichever is later, over which to achieve this ownership level.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arch
Date: January 24, 2017	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Senior Vice President